POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the
undersigned hereby constitutes and
appoints Maria C. Green, Evan M. Turtz
and Sara Walden Brown, and each of them
severally, the undersigned's true and
lawful attorneys and agents, with power
to act with or without the other, to
execute and file with the Securities and
Exchange Commission, on behalf of the
undersigned, a Form ID   Uniform
Application for Access Codes To File On
Edgar, any forms required to be filed by the undersigned pursuant to Rule 144 under the Securities Act of 1933 or pursuant to regulations under Section 16 of the Securities Exchange Act of 1934 in connection with transactions engaged in or to be engaged in by the undersigned in securities of Ingersoll-Rand Public
Limited Company, a company formed in
Ireland, and any and all amendments to such forms, and any and all instruments or documents filed as a part of or in connection with such forms and amendments;
and the undersigned hereby ratifies and
confirms all that said attorneys and
agents and each of them shall do or
cause to be done by virtue hereof.
This Power of Attorney shall remain in
effect until revoked or modified.

IN WITNESS WHEREOF the undersigned has
subscribed these presents this 4th day of April, 2018.


/s/ Karen B. Peetz
Karen B. Peetz